INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.   )

Filed by the registrant  [ X ]

Filed by a party other than the registrant  [   ]

Check the appropriate box:

[   ] Preliminary proxy statement
[ X ] Definitive proxy statement
[   ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            EPOLIN, INC.
           (Name of Registrant as Specified in Its Charter)

                            Epolin, Inc.
              (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[ X ] No fee required.
[   ] Fee computed on the table below  per  Exchange Act Rules 14a-6(i)(4)
      and 0-11.

      (1)  Title of each class of securities to which transaction applies: N/A
      (2)  Aggregate number of securities to  which  transaction  applies: N/A
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
      (4)  Proposed maximum aggregate value of transaction:  N/A
      (5)  Total fee paid: N/A

[   ] Check box if any part of the fee is offset as provided by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:  N/A
      (2)  Form, schedule or registration statement no.:  N/A
      (3)  Filing party:  N/A
      (4)  Date filed:  N/A

                EPOLIN, INC.
            358-364 Adams Street
          Newark, New Jersey  07105


  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
         TO BE HELD ON JULY 18, 2001

To the Stockholders:

     PLEASE TAKE NOTICE that the Annual Meeting of
Stockholders (the "Annual Meeting") of Epolin, Inc. (the
"Company") will be held on July 18, 2001, at 3:00 p.m., local time, at the principal executive offices of the Company, 358-364
Adams Street, Newark, New Jersey 07105, for the following purposes:

     1. To elect six Directors to serve as the Board of Directors of the Company until the next Annual Meeting of Stockholders and until their successors shall be elected and shall qualify;

     2.   To ratify the selection of Polakoff Weismann Leen
LLC as the Company's independent auditors; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The close of business on May 21, 2001 has been fixed as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment thereof.

     Your attention is called to the proxy statement on the following pages. We hope that you will attend the Annual Meeting. If you do not plan to attend, please sign, date and mail the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

               By Order of the Board of Directors,


               Murray S. Cohen, Ph.D.,
               Chairman
Newark, New Jersey
June 21, 2001

                 EPOLIN, INC.
               PROXY STATEMENT
       ANNUAL MEETING OF STOCKHOLDERS
         TO BE HELD ON JULY 18, 2001
        _____________________________


                INTRODUCTION

     This Proxy Statement is being furnished to stockholders of Epolin, Inc., a New Jersey corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at a Annual Meeting of Stockholders of the Company to be held on July 18, 2001, at 3:00 p.m., local time, at the principal executive offices of the Company, 358-364 Adams Street, Newark, New Jersey 07105, and at any adjournment thereof (the "Annual Meeting").

     The Board has fixed the close of business on May 21, 2001 as the record date for the determination of stockholders entitled to receive notice of, and vote at, the Annual Meeting (the "Record Date"). Accordingly, only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, the Company had outstanding approximately 11,524,355 shares of Common Stock, no par value per share (the "Common Stock") which are the only outstanding voting securities of the Company. On all matters, each share of Common Stock is entitled to one vote.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers, directors and other employees of the Company may solicit proxies by personal contact, telephone, facsimile or other electronic means without additional compensation. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about June 21, 2001.

     Proxies in the accompanying form which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions thereon. If no instructions are indicated thereon, proxies will be voted FOR all matters listed in the Notice of Annual Meeting of Stockholders and in accordance with the discretion of the person(s) voting the proxies with respect to all other matters properly presented at the Annual Meeting. Execution of a proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company written notice of revocation bearing a later date than the proxy, by delivering a later-dated proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. The holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. A plurality of the votes cast at the Annual Meeting will be required for the election of directors. The ratification of the selection of Polakoff Weismann Leen LLC as independent auditors requires the affirmative vote of a majority of the votes cast at such meeting. If a stockholder, present in person or represented by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, certain information with regard to the record and beneficial ownership of the Company's Common Stock by (i) each stockholder owning of record or beneficially 5% or more of the Company's Common Stock, (ii) each director of the Company and each person nominated to be a Director, (iii) the Company's Chief Executive Officer and other executive officers, if any, of the Company whose annual base salary and bonus compensation was in excess of $100,000 (the "named executive officers"), and (iv) all officers and directors of the Company as a group:

                         Amount and Nature of          Percent
Name                     Beneficial Ownership          of Class

Murray S. Cohen(1)(2)*   2,845,958                     24.5%
James Ivchenko(1)*       1,719,587                     14.8%
Chester C. Swasey(3)*      930,822                      8.0%
Claire Bluestein(4)*       970,155                      8.4%
Morris Dunkel(4)*          225,000                      1.9%
Abdelhamid R.H.
 Ramadan(3)*               398,402                      3.4%
James R. Torpey, Jr.*         -                           -
Peter Kenny*                  -                           -

All Officers and
Directors
as a Group
(6 persons)              7,089,924                     60.0%


     *    The address for each is 358-364 Adams Street, Newark, New
     Jersey 07105.

     (1) Includes 75,000 shares which each has the right to acquire within 60 days pursuant to the exercise of stock options granted under the 1998 Plan.

     (2) Includes 1,000,000 shares owned by three grandchildren of Dr. Cohen, which shares are held by Dr. Cohen's daughters as custodian. Dr. Cohen holds a proxy with respect to such shares which proxy expires in August 2002. As a result, Dr. Cohen may be deemed to be the beneficial owner of such shares.

     (3) Includes 75,000 shares which each has the right to acquire within 60 days pursuant to the exercise of stock options granted under the 1998 Plan.

     (4) Includes 25,000 shares which each has the right to acquire within 60 days pursuant to the exercise of stock options granted under the 1998 Plan.

            ELECTION OF DIRECTORS

                 Proposal 1

     A Board of Directors consisting of six members is to be elected by the stockholders, to hold office until the next
Annual Meeting of Stockholders and until their successors are duly elected and qualify.

     Unless authority is withheld, it is intended that proxies will be voted for the election of the six nominees below, all of whom are currently serving as directors. The Board of Directors does not contemplate that any of these nominees will be unable or will decline to serve. However, if any of them is unable or declines to serve, the persons named in the accompanying proxy may vote for another person or persons in their discretion.

Information Concerning Nominees

     The following table sets forth certain information with respect to the six nominees for election to the Board of Directors.

                           Present Position    Has Served as
Name                  Age  and Offices         Director Since

Murray S. Cohen       75   Chairman of the     1984
                           Board, Chief Executive
                           Officer, Secretary
                           and Director

James Ivchenko        61   President and       1993
                           Director

Claire Bluestein      75   Director            1984

Morris Dunkel         73   Director            1984

James R. Torpey, Jr.  51   None                  -

Peter Kenny           55   None                  -

     None of the directors and officers is related to any other director or officer of the Company.

     Set forth below are brief accounts of the business experience during the past five years of each director and executive officer of the Company and each significant employee of the Company.

     MURRAY S. COHEN has served as Director, Chief Executive Officer and Chairman of the Board of the Company since June 1984 and Secretary since March 2001. From June 1984 to August 1994, Dr. Cohen was also President. From January 1978 through May 1983, Dr. Cohen was the Director of Research and Development for Apollo Technologies Inc., a company engaged in the development of pollution control procedures and devices. Dr. Cohen was employed as a Vice President and Technical Director of Borg-Warner Chemicals from 1973 through January 1978, where his responsibilities included the organization, project selection and project director of a 76 person technical staff which developed materials for a variety of plastic products. He received a Bachelor of Science Degree from the University of Missouri in 1949 and a Ph.D. in Organic Chemistry from the same institution in 1953.

     JAMES IVCHENKO has served as Director of the Company since September 1993, President since August 1994, and from February 1992 to August 1994, he was Technical Director and Vice President of Operations. Prior thereto, Mr. Ivchenko was employed by Ungerer & Co. as Plant Manager for the Totowa, New Jersey and Bethlehem, Pennsylvania facilities from May 1988 to May 1991. Mr. Ivchenko has over 30 years of experience in the flavor, fragrance and pharmaceutical intermediate industry.
He received his Bachelor of Arts Degree, Masters of Science and Masters of Business Administrations from Fairleigh Dickinson University in New Jersey.

     CLAIRE BLUESTEIN has served as Director of the Company since June 1984. Since 1976, Dr. Bluestein has been president and sole shareholder of Captan Associates, Inc., a company engaged in the development of materials for commercial applications of radiation curing technology. Dr. Bluestein has been issued several patents by the United States Department of Commerce, Trademark and Patent Offices and has published a variety of chemistry related articles. Dr. Bluestein received her Bachelor of Arts Degree from the University of Pennsylvania in 1947. In 1948 she received a Master of Science Degree and in 1950 a Ph.D. in Organic Chemistry from the University of Illinois.

     MORRIS DUNKEL has served as Director of the Company since June 1984. From 1976 through 1983, Dr. Dunkel was employed by Tenneco Chemicals, Inc., a firm engaged in chemical production activities, in the capacities of manager and director of Tenneco's organic chemicals research and development division. Dr. Dunkel has been issued several United States patents and has published numerous articles relating to chemical processes. He received a Bachelor of Science Degree in 1950 from Long Island University. Dr. Dunkel received a Master of Science Degree from Brooklyn College in 1954 and Ph.D. in Organic Chemistry from the University of Arkansas in 1956.

     JAMES R. TORPEY, JR., nominee for Director, has been Director of Distributed Technologies at GPU Energy, located in New Jersey, since January 2001. From June 1995 through December 2000, Mr. Torpey was Director of Strategic Initiatives at GPU Service Corp. and Director of Technology Ventures at GPU
International.   He is currently Chairman of the Board of the
Solar Electric Power Association and President and member of the Board of Directors of GPU Solar Inc., a joint venture company of GPU and AstroPower, Inc. He is also a member of the Board of Directors of the Morris County Business and Education Together Foundation.

     PETER KENNY, nominee for Director, has been Senior Vice President-Business Banking Division of Independence Community Bank since July 1999. Prior thereto, and from September 1991 to July 1999, he was Senior Vice President and Senior Loan Officer of Broad National Bank which was acquired by Independence Community Bank in July 1999.

     There are no executive officers of the Company other than those named above.

Executive Compensation

     The following summary compensation tables set forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended February 28, 2001, February 29, 2000 and February 28, 1999, of those persons who were, at February 28, 2001 (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company, whose annual base salary and bonus compensation was in excess of $100,000 (the named executive officers):

               Summary Compensation Table

                         Annual
                         Compensation




Name and Principal       Fiscal
Position                 Year       Salary         Bonus

Murray S. Cohen          2001      $177,290(1)(3) $29,000
Chairman of the          2000      $127,874(3)    $20,000
Board and Chief          1999      $111,538(3)    $20,000
Executive Officer

James Ivchenko           2001      $162,318(2)(3) $24,000
President                2000      $123,502(3)    $15,000
                         1999      $106,538(3)    $15,000


                         Long-Term
                         Compensation

                                   Restricted     Shares
Name and Principal                 Stock          Underlying
Position                 Year      Awards         Options

Murray S. Cohen          2001        0            0
Chairman of the          2000        0            0
Board and Chief          1999        0            75,000
Executive Officer

James Ivchenko           2001        0            0
President                2000        0            0
                         1999        0            75,000


     (1) Includes $38,400 of additional compensation due to Murray S. Cohen based upon the Company's sales for fiscal 2000 paid in fiscal 2001 as determined under his employment contract. Does not include, however, additional compensation due to Dr. Cohen based upon the Company's sales for fiscal 2001 as determined under his employment contract which will be paid in fiscal 2002 which will be in the amount of $52,416. Also, does not include $49,948 paid to Dr. Cohen in fiscal 2001 for previously accrued salary.

     (2) Includes $28,905 of additional compensation due to James Ivchenko based upon the Company's sales for fiscal 2000 paid in fiscal 2001 as determined under his employment contract. Does not include, however, additional compensation due to Mr. Ivchenko based upon the Company's sales for fiscal 2001 as determined under his employment contract which will be paid in fiscal 2002 which will be in the amount of $40,768.

     (3) Does not include any deferred compensation arrangements for each of Dr. Cohen and Mr. Ivchenko. See "Deferred
     Compensation/Employment Contracts" below.

Stock Option Plans

     The Company previously adopted the 1986 Employees' Stock Option Plan (the "1986 Plan"). As of April 1996, options may no longer be granted under the 1986 Plan. Under the terms of the 1986 Plan, options granted thereunder could be designated as options which qualify for incentive stock option treatment under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not so qualify. In December 1995, options to acquire up to 490,000 shares of the Company's Common Stock were granted under the 1986 Plan. Such options expire on December 1, 2005. As of February 28, 2001, options to acquire 270,000 shares of the Company's Common Stock have been exercised under the 1986 Plan. The Company has repurchased 120,000 of such shares which were acquired upon exercise.

     In December 1998, the Company adopted the 1998 Stock Option Plan (the "1998 Plan") for employees, officers, consultants or directors of the Company to purchase up to 750,000 shares of Common Stock of the Company. Options granted under the 1998 Plan shall be non-statutory stock options which do not meet the requirements of Section 422 of the Code. Under the terms of the 1998 Plan, participants may receive options to purchase Common Stock in such amounts and for such prices as may be established by the Board of Directors or a committee appointed by the Board to administer the 1998 Plan. As of February 28, 2001, options to acquire 475,000 shares of the Company's Common Stock have been granted under the

1998 Plan and 275,000 options were available for future grant.
As of February 28, 2001, options to acquire 12,500 shares of the Company's Common Stock have been exercised under the 1998 Plan.
The Company has repurchased all of such shares which were acquired upon exercise.

     No stock options or other stock appreciation rights were granted to any of the persons named in the Summary
Compensation Table during the fiscal year ended February 28, 2001.

     The following table set forth certain information as to each exercise of stock options during the year ended February 28, 2001, by the persons named in the Summary Compensation Table and the fiscal year-end value of unexercised options:

Aggregated Option Exercises in Fiscal 2001 and Year-End Option Value


                                    Number of Securities
                  Shares            Underlying Unexercised
                 Acquired           Options at February 28, 2001
                 On        Value
                 Exercise  Realized Exercisable Unexercisable

Murray S. Cohen    -0-      -0-     150,000      0
James Ivchenko     -0-      -0-     150,000      0


                             Value of Unexercised
                             In-the-Money Options
                             at February 28, 2001(1)

                            Exercisable    Unexercisable

Murray S. Cohen               $17,250        $0
James Ivchenko                $17,250        $0
________________________

     (1) Realizable values are reported net of the option exercise price but before any income taxes that the executive may have to pay. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may never be obtained.

Compensation of Directors

     Since inception and as of February 28, 2001, no director has received any cash compensation for his services as such. In the past, directors have been and will continue to be reimbursed for reasonable expenses incurred on behalf of the Company.

Deferred Compensation/Employment Contracts and Change in
Control Arrangements

     Pursuant to a deferred compensation agreement, as amended, entered into with James Ivchenko, President of the Company, the Company has agreed to pay Mr. Ivchenko $32,000 per year for ten consecutive years commencing the first day of the month following Mr. Ivchenko reaching the age of 65. The obligation is being funded with a life insurance policy owned by the Company.

     Effective as of March 1, 1999, the Company entered into a ten year employment agreement with Mr. Ivchenko. Pursuant thereto, Mr. Ivchenko shall be paid an annual salary of not less than the greater of his annual base salary in effect immediately prior to the effective date of the agreement or any subsequently established annual base salary. In addition thereto, Mr. Ivchenko shall receive as additional compensation a certain percentage (as set forth below) of the Company's annual gross sales up to but not exceeding annual gross sales of $3 million. Such percentage starts at 1.50% for the fiscal year ended February 29, 2000 and increases by 0.25% per year during the term of the agreement. In the event of death or disability, the agreement provides that Mr. Ivchenko or his estate will receive 100% of his annual salary and additional compensation as described above for the fiscal year during which he died or became disabled, and 50% of his annual salary and annual additional compensation which he would had received (if not for his death or disability) for the remainder of the ten year term.

     Effective as of March 1, 1999, the Company also entered into a ten year employment agreement with

Murray S. Cohen, Chairman of the Board and Chief Executive
Officer of the Company. Pursuant thereto, Dr. Cohen shall be paid an annual salary of not less than the greater of his annual base salary in effect immediately prior to the effective date of the agreement or any subsequently established annual base salary. In addition thereto, Dr. Cohen shall receive as additional compensation a certain percentage (as set forth below) of the Company's annual gross sales up to but not exceeding annual gross sales of $3 million. Such percentage starts at 2.00% for the fiscal year ended February 29, 2000 and increases by 0.25% per year during the term of the agreement. In the event of death or disability, the agreement provides that Dr. Cohen or his estate will receive 100% of his annual salary and additional compensation as described above for the fiscal year during which he died or became disabled, and 50% of his annual salary and annual additional compensation which he would had received (if not for his death or disability) for the remainder of the ten year term. The Company had previously entered into a deferred compensation agreement in June 1998 with Dr. Cohen which provided for the payment of certain funds to Dr. Cohen for a period of ten years beginning two weeks after the date of his retirement. Such agreement was terminated in connection with the execution of the employment agreement with Dr. Cohen.
In addition to the foregoing, Dr. Cohen will be entitled to receive $79,041 upon his retirement in connection with a deferred compensation agreement entered into in January 1996 which was terminated in June 1998. Such amount will be paid to Dr. Cohen upon retirement either in equal consecutive monthly payments for a period not exceeding 60 months or a single payment which will be at the discretion of the Company.

     The Company has also entered into deferred compensation agreements with Chester C. Swasey and Abdelhamid A.H. Ramadan. These agreements provide for annual payments of 50% of each employee's salary before bonuses at his respective retirement dates, to be paid in biweekly installments for 10 years. Management has elected not to provide any additional funding for either employee subsequent to the date at which each of the two employees were no longer employed with the Company.

     The Company does not have any termination or change in control arrangements with any of its named executive officers.

Transactions with Management and Others

     See "Deferred Compensation/Employment Contracts and
Change in Control Arrangements" above for information on the transactions described therein.

Material Proceedings

     In August 2000, the Company received a letter from a law firm representing a former officer of the Company (who is also a current director) alleging age discrimination and other monetary claims pertaining to such former officer's past employment. In addition, in September 2000, the Company received a letter from the same law firm on behalf of another director (who was then an employee of the Company) alleging similar claims. In December 2000, these individuals instituted suit in the Superior Court of New Jersey, Bergen County-Law Division, against the Company and the other directors of the Company alleging claims pursuant to their past employment as well as a derivative claim, as minority stockholders. The Company believes such claims are without merit and intends to defend such matter vigorously. Nevertheless, while the outcome of this action cannot be predicted at this time, taking into account the uncertainty and risks inherent in any litigation, management does not anticipate that the ultimate disposition will have a material adverse effect on the Company.

     Other than the foregoing matter, there are no other material proceedings to which any director or executive officer of the Company is a party adverse to the Company or any if its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Additional Information

     During the fiscal year ended February 28, 2001, the Board of Directors of the Company held three formal meetings. In addition, the Board of Directors took action by unanimous written consent and met informally on other occasions during the period. The Compensation Committee of the Board of Directors which presently consists of Dr. Cohen and Messrs. Ivchenko and Dunkel held one formal meeting during the last fiscal year. Each of the incumbent directors was in attendance at all meetings of the Board of Directors and Committees of the Board on which he or she then served during fiscal 2001, except for Claire Bluestein who attended two of the three Board meetings.

           SELECTION OF AUDITORS

                 Proposal 2

     The Board of Directors has appointed Polakoff Weismann Leen LLC, independent certified public accountants, as the Company's independent auditors for the fiscal year ending February 28, 2002, subject to ratification by the Company's stockholders. Polakoff Weismann Leen LLC, and a firm which was a predecessor to Polakoff Weismann Leen LLC, has audited the financial statements of the Company since 19xx. It is expected that a representative of Polakoff Weismann Leen LLC will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The Board of Directors recommends that the stockholders ratify the selection of Polakoff Weismann Leen LLC, as the Company's independent auditors by voting for this proposal.

          STOCKHOLDERS' PROPOSALS

     Any stockholder who wishes to present a proposal for action at the next Meeting of Stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by management must notify management of the Company so that such notice is received by management at its principal executive offices at 358-364 Adams Street, Newark, New Jersey 07105 by February 21, 2002 and is in such form as is required under the rules and regulations promulgated by the Securities and Exchange Commission.

               MISCELLANEOUS

     The Board of Directors knows of no other business to be presented at the Annual Meeting but if other matters properly do come before the meeting, it is intended that the persons named in the accompanying proxy will vote the shares for which they hold proxies in accordance with their judgment.

     The Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 2001 is being delivered to the Company's stockholders with this Proxy Statement. Such report is not to be considered part of the soliciting material.

               By Order of The Board of Directors,

               MURRAY S. COHEN, Ph.D.,
               Chairman


Dated:    June 21, 2001
          Newark, New Jersey

                     APPENDIX
                FORM OF PROXY CARD



                      PROXY


                   EPOLIN, INC.
         ANNUAL MEETING OF STOCKHOLDERS
                 JULY 18, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Murray S. Cohen and James Ivchenko, and each of them, with power of substitution as proxies for the undersigned to act and vote at the Annual Meeting of Stockholders of Epolin, Inc. (the "Company") to be held on July 18, 2001, at 3:00 p.m., local time, at the principal executive offices of the Company, 358-364 Adams Street, Newark, New Jersey 07105, and any adjournments thereof for the following purposes:

1.   Election of Directors - Nominees: Murray S. Cohen, James
                             Ivchenko, Claire Bluestein,
                             Morris Dunkel, James R. Torpey,
                             Jr. and Peter Kenny.

[  ]  FOR      [  ]  FOR ALL EXCEPT          [  ]  WITHHOLD

INSTRUCTION: To withhold your vote for any nominee(s), mark
"For All Except" and write that nominee's name on the line below.


2.   Proposal to ratify the selection of Polakoff Weismann
Leen LLC as the Company's independent auditors.

[  ]  FOR  [  ]  AGAINST           [  ]  ABSTAIN

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  UNLESS
OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS  1
AND 2.

                 Signatures of Shareholder(s)

                 Date:


NOTE: Please sign your name exactly as it appears on this Proxy. Jointly held shares require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

     IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE
SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

            PLEASE ACT PROMPTLY
     SIGN, DATE & MAIL YOUR PROXY TODAY